NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF
Delaware

NUMBER 0100

Dynamic Applications Corp.

SHARES **1,500,000**

AUTHORIZED COMMON STOCK: 200,000,000 SHARES
PAR VALUE: $.0001

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF."

This Certifies that ***EYAL ROZENBERG***

Is The Record Holder Of ***ONE MILLION FIVE HUNDRED THOUSAND***

Shares of *Dynamic Applications Corp.* Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: APRIL 15, 2008

SECRETARY

CORPORATE ★ CORPORATE ★ CORPORATE ★ CORPORATE Seal Delaware

PRESIDENT

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned & Registered

Nevada Agency and Trust Company